Exhibit 99.1

Biofrontera Inc. Reports Record Fiscal Year 2024 Financial Results and Provides a Business Update

Conference scheduled for Friday, March 21, 2025 at 10:00 a.m. Eastern time

Woburn, Mass., March 21, 2025 / Biofrontera Inc. (NASDAQ:BFRI) (the “Company”), a biopharmaceutical company specializing in the commercialization of dermatological products, today reported financial results for the three and twelve months ended December 31, 2024.

Highlights from 2024 and subsequent weeks include:

●	Reported record total revenues of $37.3 million for 2024, reflecting a 9.5% increase from $34.1 million in 2023 with Q4 2024 growing 18.5% over Q4 2023. The growth was primarily driven by increases in Ameluz® sales volume and unit price, and the successful launch of our RhodoLED® XL Lamp.

●	Total SG&A costs for 2024 were $33.8M versus $39.1M in 2023. Total operating expenses for the year were $54.5 million compared with $56.7 million for 2023 or a decrease of about 3.9%.

●	Cash and cash equivalents were $5.9 million as of December 31, 2024, compared with $1.3 million on December 31, 2023.

●	Agreements between the Company and its former parent Biofrontera AG were restructured resulting in the transfer price of Ameluz® being reduced from 50% to 25% for all purchases through 2025.

●	Placed 52 RhodoLED® XL lamps in the fourth quarter and 100 since the launch in June 2024 through December 31, 2024. Additionally, we placed 72 Rhodo-LED® lamps during 2024.

●	Obtained FDA approval to use up to three tubes of Ameluz® per treatment.

●	Achieved highly statistically significant results in Phase 3 Study of Ameluz®-Photodynamic Therapy (PDT) for the treatment of Superficial Basal Cell Carcinoma.

●	Created Biofrontera Discovery GmbH (a wholly-owned subsidiary of Biofrontera Inc.) and successfully transferred all clinical trial activities with Ameluz® in the USA to this new entity as of June 1, 2024.

●	Accelerated patient recruitment in the Phase 3 study for the treatment of mild to moderate actinic keratosis on the trunk and extremities as well as the Phase 2 study for moderate to severe acne.

●	Initiated Phase 1 pharmacokinetics study requested by FDA for approval of treatment of AK on extremities and trunk.

Hermann Luebbert, Chief Executive Officer and Chairman of Biofrontera Inc., stated, “2024 was a very exciting year for us and lays the groundwork for continued growth and expansion. We have refocused our strategy for 2025 to support current customers in improving their efficiency in delivering PDT services, as well as making it easier for those who want to start offering this valuable treatment option to their patients. We have also updated our customer segmentation to assist with sales force productivity and are continuing to invest in training and development. We maintained strong relationships with current clients and demonstrated success targeting new dermatology offices and facilities throughout the entire U.S. We are encouraged by the sales of the RhodoLED® XL lamp which is a considerable advance over previous FDA-approved Photodynamic Therapy devices. It has proven to be simple to maneuver and capable of accommodating various patient treatment positions in order to optimize ease of use. The user-friendly touch screen operation, modern technology, and Biofrontera’s excellent customer support have also contributed to making this device very popular with our customers.”

He further added “Lastly, we have increased efforts in our clinical development program which has led to the achievement of several key milestones over the last nine months. The launch of a larger lamp and the FDA approval for treatment with up to 3 tubes of Ameluz will become particularly valuable when the label is expanded to include not only face and scalp but also the trunk and extremities. We have accelerated our efforts in this regard and have very recently recruited the final patient in our Phase 3 trial and are close to concluding patient recruitment in our phase 2 acne study, all of which positions Ameluz strongly for the future.”

Fourth Quarter Financial Results

Total revenues for the fourth quarter of 2024 were $12.6 million, an increase of $2.0 million, or 18.5%, compared with $10.6 million for the fourth quarter of 2023. This growth reflects the continued adoption of Ameluz® and RhodoLED® XL lamps and a price increase in Q4 of 2024.

Total operating expenses were $14.3 million for the fourth quarter of 2024 compared with $14.5 million for the fourth quarter of 2023. Cost of revenues was $5.3 million for the fourth quarter of 2024 compared with $5.4 million for the prior-year quarter reflecting the lower transfer pricing. Selling, general and administrative expenses were $8.2 million for the fourth quarter of 2024 compared with $9.1 million for the fourth quarter of 2023.

Net income (loss) for the fourth quarter of 2024 was $(1.4) million, or $(0.19) per share, vs. net income of $3.5 million, or $1.65 per share, for the prior-year quarter, with all per-share figures on a split-adjusted basis. This change was driven by the gain on legal settlement recognized in 2023.

Adjusted EBITDA for the fourth quarter of 2024 was negative $1.4 million compared with negative $3.2 million for the fourth quarter of 2023. Adjusted EBITDA, a non-GAAP financial measure, is defined as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, and certain other non-recurring or non-cash items. We look at this customary metric to better assess and understand the performance of the business. Please refer to the table below for a reconciliation of GAAP to non-GAAP financial measures.

Full Year Financial Results

Total revenues for 2024 were $37.3 million compared with $34.1 million for 2023, an increase of approximately 9.5%, primarily driven by a higher volume and average selling price of Ameluz® and the placement of RhodoLED® XL lamps.

Total operating expenses were $54.5 million for 2024 compared with $56.7 million for 2023. Cost of revenues increased to $18.6 million for 2024 from $17.4 million in 2023 driven by increased sales, offset by a lower transfer price that impacted the cost of goods sold in the fourth quarter of 2024.

Selling, general and administrative expenses for 2024 decreased $5.3  million, or 13.5% compared to 2023. This was primarily driven by a $3.0 million reduction in general and administrative expenses, primarily attributable to a decrease in external legal expenses and expenses relating to financing activities. The decrease was further driven by more strategic investment in promotional and sales spend and a resulting saving in general sales and marketing expenses of $1.8 million.

Net income (loss) for 2024 was $(17.8) million, or $(3.22) per diluted share, compared with a net loss of $(20.1) million, or $(13.02) per share, for 2023.

Adjusted EBITDA was negative $15.3 million for 2024 compared with negative $19.5 million for 2023. The increase was primarily driven by an increase in gross profit due to the increase in sales and a reduction in purchase price for sales of inventory purchased under the Second A&R Ameluz LSA, and a decrease in selling, general and administrative expenses due to a reduction in financing related activities and legal expenses. Again, please refer to the table below for a reconciliation of GAAP to non-GAAP financial measures.

Conference Call Details

Conference call: Friday, March 21, 2024 at 10:00 AM ET
Toll Free: 1-877-877-1275 (U.S. toll-free)
International: 1-412-858-5202
Webcast: Fourth Quarter and FY 2024 Financial Results and Business Update Conference Call

About Biofrontera Inc.

Biofrontera Inc. is a U.S.-based biopharmaceutical company specializing in the development and treatment of dermatological conditions with a focus on PDT. The Company commercializes the drug-device combination Ameluz® with the RhodoLED® lamp series for PDT of AK, pre-cancerous skin lesions which may progress to invasive skin cancers. The Company performs clinical trials to extend the use of the products to treat non-melanoma skin cancers and moderate to severe acne. For more information, visit www.biofrontera-us.com and follow Biofrontera on LinkedIn and X.

Contacts

Investor Relations
Andrew Barwicki
1-516-662-9461
ir@bfri.com

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These include, but are not limited to, statements relating to our ability to achieve and sustain profitability; our ability to compete effectively in selling our licensed products; our ability to expand, manage and maintain our direct sales and marketing organizations, including our ability to obtain the financing to develop our marketing strategy, if needed; changes in our relationship with our Licensors; our Licensors’ ability to manufacture our licensed products; our Licensors’ ability to adequately protect their intellectual property and operate their business without infringing upon the intellectual property rights of others; our actual financial results may vary significantly from forecasts and from period to period; our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing; market risks regarding consolidation and group purchasing organizations (“GPO”) in the healthcare industry; the willingness of healthcare providers to purchase our licensed products if coverage, reimbursement and pricing from third-party payors for our products, or procedures using our products significantly declines; our ability to market, commercialize, achieve market acceptance for and sell our licensed products; the fact that product quality issues or product defects may harm our business; any product liability claims; our ability to maintain compliance with The Nasdaq Stock Market, LLC (“Nasdaq”) continued listing standards; our ability to comply with the requirements of being a public company; the progress, timing and completion of research, development and preclinical studies and clinical trials for our licensed products; our Licensors’ ability to obtain and maintain the regulatory approvals necessary for the marketing of our licensed products in the United States, and; those risks listed in the sections of this Form 10-K entitled “Risk Factors” and elsewhere in this Form 10-K.

We have based these forward-looking statements on our current expectations and projections about future events; nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements we make. These risks and uncertainties, many of which are beyond our control, include, but are not limited to, the impact of any extraordinary external events; any changes in the Company’s relationship with its licensors; the ability of the Company’s licensors to fulfill their obligations to the Company in a timely manner; the Company’s ability to achieve and sustain profitability; whether global disruptions in supply chains will impact the Company’s ability to obtain and distribute its licensed products; changes in the practices of healthcare providers, including any changes to the coverage, reimbursement and pricing for procedures using the Company’s licensed products; the uncertainties inherent in the initiation and conduct of clinical trials; availability and timing of data from clinical trials; whether results of earlier clinical trials or trials of Ameluz® in combination with BF-RhodoLED® in different disease indications or product applications will be indicative of the results of ongoing or future trials; uncertainties associated with regulatory review of clinical trials and applications for marketing approvals; whether the market opportunity for Ameluz® in combination with BF-RhodoLED® is consistent with the Company’s expectations; the Company’s ability to comply with public company requirements; the Company’s ability to regain compliance with Nasdaq continued listing standards, the Company’s ability to retain and hire key personnel; the sufficiency of cash resources and need for additional financing and other factors that may be disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”), which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law.

BIOFRONTERA INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value and share amounts)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$5,905	$1,343
Investment, related party	7	78
Accounts receivable, net	5,315	5,162
Inventories, net	6,646	10,908
Prepaid expenses and other current assets	527	425
Asset held for sale	2,300	-
Other assets, related party	-	5,159

Total current assets	20,700	23,075

Property and equipment, net	80	134
Operating lease right-of-use assets	903	1,612
Intangible assets, net	35	2,629
Other assets	383	482

Total assets	$22,101	$27,932

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	1,856	3,308
Accounts payable, related parties, net	5,344	5,698
Operating lease liabilities	548	691
Accrued expenses and other current liabilities	4,273	4,487
Short term debt	-	3,904

Total current liabilities	12,021	18,088

Long-term liabilities:
Convertible notes payable	4,098	-
Warrant liabilities	1,250	4,210
Operating lease liabilities, non-current	276	804
Other liabilities	23	37

Total liabilities	17,668	23,139

Commitments and contingencies

Stockholders’ equity:
Preferred Stock, $0.001 par value, 20,000,000 shares authorized, no Series B-1, 3,366 Series B-2 and 6,763 Series B-3 shares issued and outstanding as of December 31, 2024 and no shares issued and outstanding as of December 31, 2023	-	-
Common Stock, $0.001 par value, 35,000,000 shares authorized; 8,873,932 and 1,517,628 shares issued and outstanding as of December 31, 2024 and 2023	9	2
Additional paid-in capital	121,833	104,441
Accumulated deficit	(117,409)	(99,650)

Total stockholders’ equity	4,433	4,793

Total liabilities and stockholders’ equity	$22,101	$27,932

BIOFRONTERA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and number of shares)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Product revenues, net	$12,560	$10,582	$37,303	$34,005
Revenues, related party	-	13	18	66

Total revenues, net	12,560	10,595	37,321	34,071

Operating expenses
Cost of revenues, related party	5,016	4,975	17,855	16,789
Cost of revenues, other	256	394	752	655
Selling, general and administrative	8,192	9,101	33,793	38,975
Selling, general and administrative, related party	12	(41)	42	152
Research and development	796	33	2,089	77
Change in fair value of contingent consideration	-	-	-	100

Total operating expenses	14,272	14,462	54,531	56,748

Loss from operations	(1,712)	(3,867)	(17,210)	(22,677)

Other income (expense)
Change in fair value of warrant liabilities	351	4,455	1,680	6,456
Warrant inducement expense	-	(1,045)	-	(1,045)
Excess of warrant fair value over offering proceeds	-	(2,272)	-	(2,272)
Change in fair value of investment, related party	(1)	(786)	(14)	(7,421)
Gain on legal settlement		7,385	-	7,385
Loss on debt extinguishment	-	-	(316)	-
Interest expense, net	(40)	(211)	(2,035)	(468)
Other income (expense), net	4	(140)	158	(75)

Total other income (expense)	314	7,386	(527)	2,560

Income (loss) before income taxes	(1,398)	3,519	(17,737)	(20,117)
Income tax expense	(2)	(6)	22	14

Net income (loss)	$(1,396)	$3,525	$(17,759)	$(20,131)

Income (loss) per common share:
Basic and diluted	$(0.19)	$1.65	$(3.22)	$(13.02)

Weighted-average common shares outstanding:
Basic and diluted	7,519,210	2,140,400	5,516,334	1,546,297

BIOFRONTERA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Years ended December 31,
	2024	2023
Cash flows from operating activities:

Net loss	$(17,759)	$(20,131)

Adjustments to reconcile net loss to cash flows used in operations

Gain on legal settlement	-	(7,385)
Depreciation	92	86
Amortization of right-of-use assets	728	560
Amortization of acquired intangible assets	329	418
Realized/unrealized loss in investment, related party	14	7,421
Change in fair value of contingent consideration	-	100
Change in fair value of warrant liabilities	(1,680)	(6,456)
Warrant inducement expense	-	1,045
Excess of warrant fair value over offering proceeds	-	2,272
Stock-based compensation	1,019	1,045
Provision for inventory obsolescence	-	-
Provision for doubtful accounts	162	122
Loss on debt extinguishment	316	-
Non-cash interest expense	297	402

Changes in operating assets and liabilities:
Accounts receivable	(315)	(1,536)
Other receivables, related party	2	6,470
Prepaid expenses and other assets	(141)	174
Other assets, related party	5,159	(5,159)
Inventories	4,233	(3,750)
Accounts payable	(1,452)	2,029
Accounts payable, related parties, net	(355)	4,386
Operating lease liabilities	(689)	(657)
Accrued expenses and other liabilities	(230)	(6,351)

Cash flows used in operating activities	(10,270)	(24,895)

Cash flows from investing activities
Sales of investment, related party	57	624
Purchase of intangible assets	(50)	-
Purchases of property and equipment	(10)	(5)

Cash flows provided by (used in) investing activities	(3)	619

Cash flows from financing activities
Proceeds from issuance of Series B-1 preferred stock and warrants to purchase series B-3 preferred stock, net of issuance costs	7,662	-
Proceeds from issuance of Series B-3 preferred stock from exercise of warrants	7,438	-
Proceeds from issuance of convertible notes, net of issuance costs	4,050	-
Proceeds from line of credit	-	21,448
Proceeds from issuance of common stock and warrants	-	4,507
Proceeds from short term debt	-	3,800
Payment of short-term debt	(4,315)	(21,344)

Cash flows provided by financing activities	14,835	8,411

Net decrease in cash and cash equivalents	4,562	(15,865)
Cash, cash equivalents and restricted cash, at the beginning of the year	1,543	17,408

Cash, cash equivalents and restricted cash, at the end of the year	$6,105	$1,543

Supplemental disclosure of cash flow information
Interest paid	$1,728	$125
Interest paid, related party	$-	$22
Income tax paid, net	$24	$15

Supplemental non-cash investing and financing activities
Release of start-up cost financing obligation as part of legal settlement	$-	$(7,300)
Release of contingent consideration obligation as part of legal settlement	$-	$(2,500)
Transfer of investment as part of legal settlement	$-	$2,415
Addition of right-of-use assets in exchange for operating lease liabilities	$55	$800

BIOFRONTERA INC.

ADJUSTED EBITDA

(In thousands, except per share amounts and number of shares)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$(1,396)	$3,525	$(17,759)	$(20,131)
Interest expense, net	40	212	2,035	468
Income tax expense	(3)	(6)	22	14
Depreciation and amortization	34	125	421	504
EBITDA	(1,325)	3,856	(15,281)	(19,145)

Change in fair value of contingent consideration	-	-	-	100
Change in fair value of warrant liabilities	(351)	(4,455)	(1,680)	(6,456)
Warrant inducement expense	-	1,045	-	1,045
Excess of warrant fair value over offering proceeds	-	2,272	-	2,272
Change in fair value of investment, related party	2	786	14	7,421
Gain on legal settlement	-	(7,385)	-	(7,385)
Loss on debt extinguishment	-	-	316	-
Legal settlement expenses	-	-	-	1,225
Stock based compensation	299	228	1,019	1,045
Expensed issuance costs	-	422	354	422
Adjusted EBITDA	$(1,375)	$(3,231)	$(15,258)	$(19,456)
Adjusted EBITDA margin	-10.9%	-30.5%	-40.9%	-57.1%